Press Release
FOR RELEASE: November 4, 2024

Apogee Enterprises Completes Acquisition of UW Solutions

MINNEAPOLIS, MN, November 4, 2024 – Apogee Enterprises, Inc. (Nasdaq: APOG) announced today that it has completed the previously announced acquisition of UW Interco, LLC (“UW Solutions”), a vertically integrated manufacturer of high-performance coated substrates used in graphic arts, building products, and other applications, for $242 million in cash.
Ty R. Silberhorn, Apogee’s Chief Executive Officer, said, “I am excited to welcome the UW Solutions team to Apogee. This acquisition expands the capabilities and market opportunity of our Large-Scale Optical segment, leveraging the combined strengths of both businesses to create a new engine for growth.”
In fiscal 2025, the Company expects the acquisition to contribute incremental net sales of approximately $30 million and a decrease in adjusted diluted EPS of approximately $0.10, primarily due to increased interest and amortization expense. In fiscal 2026, the acquisition is expected to be accretive to adjusted diluted EPS, contributing approximately $100 million of revenue with an adjusted EBITDA margin of approximately 20%.
More information regarding the acquisition can be found in the Company’s September 25, 2024, press release announcing the transaction.
About Apogee Enterprises, Inc.
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.
Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Use of Non-GAAP Financial Measures
This release contains the following non-GAAP measures: adjusted EBITDA (adjusted net earnings before interest, taxes, depreciation, and amortization) margin and adjusted diluted EPS (adjusted net earnings per diluted share). These measures are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. The Company is not providing reconciliations for these forward-looking non-GAAP financial measures because the Company is unable to predict with reasonable certainty the ultimate outcome of adjusted items without unreasonable efforts. These items are uncertain, depend on various factors and could be material to financial results computed in accordance with GAAP.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will” and similar expressions are intended to identify “forward-looking statements.” These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact:

Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com